[Exhibit 16.1 - Letter of Grassano Accounting, P.A.]


                                               900 North Federal Highway
                                                               Suite 160
                                          Boca Raton, Florida 33432-2754
                                                     TEL: (561) 395-0330
Grassano Accounting, P.A.                            FAX: (561) 395-2081
                                    E-MAIL: firm@grassanoaccountning.com
                                            ----------------------------
Certified Public Accountants &
Business Consultants
                                                N. Richard Grassano, CPA
                                                (FL-NJ)





Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Gentlemen:

     We have read Item 4 included in the Form 8-K dated July 21, 2003 of Tele-Optics Inc. filed with the Securities and Exchange Commission and are in agreement with the statement contained therein.


/s/ Grassano Accounting, P.A.

Grassano Accounting, P.A.
Boca Raton, Florida
July 21, 2003